Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

October 13, 2005

K-Sea Transportation Partners L.P.

3245 Richmond Terrace

Staten Island, New York 10303

Gentlemen:

We have acted as counsel to K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale of up to 1,092,500 common units representing limited partner interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement dated October 11, 2005 (the “Underwriting Agreement”) by and among the Partnership, K-Sea General Partner L.P., a Delaware limited partnership, K-Sea General Partner GP LLC, a Delaware limited liability company, K-Sea Operating Partnership L.P., a Delaware limited partnership, K-Sea OLP GP LLC, a Delaware limited liability company, and K-Sea Transportation Inc., a Delaware corporation, and KeyBanc Capital Markets, a Division of McDonald Investments Inc. (the “Underwriter”).  The Underwriter has an option to purchase up to 142,500 additional Common Units to cover over-allotments, if any.

We refer to the registration statement on Form S-3, as amended (Registration Statement No. 333-122668), with respect to the Common Units being sold by the Partnership (the “Registration Statement”), as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The prospectus supplement dated October 11, 2005 (the “Prospectus Supplement”), which together with the accompanying prospectus dated May 18, 2005 (the “Prospectus”) filed with the Registration Statement, has been filed pursuant to Rule 424(b) promulgated under the Securities Act.

As the basis for the opinion hereinafter expressed, we examined the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January 14, 2004 (the “Partnership Agreement”), the Underwriting Agreement, the Delaware Revised Uniform Limited Partnership Act (the “Act”), partnership records and documents, certificates of the Partnership, certain of its affiliates and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.  In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

K-Sea Transportation Partners L.P.	October 13, 2005

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.             The Partnership has been duly formed and is validly existing as a limited partnership under the Act.

2.             The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Underwriting Agreement, will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Act and otherwise by matters described in the Prospectus under the caption “Our Partnership Agreement—Limited Liability”).

This opinion is limited in all respects to the federal laws of the United States of America and the Act, each as in effect on the date hereof.

At your request, this opinion is being furnished to you for filing as an exhibit to the Partnership’s Current Report on Form 8-K filed on the date hereof.  We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus and to the filing of this opinion as an exhibit to the Partnership’s Current Report on Form 8-K filed on the date hereof.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.